 PAGE>
                                                                    Exhibit 11.1
                                                                   (Page 1 of 2)

                      Exide Corporation and Subsidiaries
                       Computation of Per-Share Earnings
    (After Extraordinary Loss and Cumulative Effect of Accounting Changes)
            (Amounts in thousands except share and per-share data)


                                                                              Fiscal             Fiscal           Fiscal
                                                                               Year               Year             Year
                                                                               Ended             Ended            Ended
                                                                              March 31,         March 31,        March 31,
                                                                                1995              1996             1997
                                                                             ----------        ---------        ----------
Primary earnings per common share:

Income before extraordinary loss and cumulative effect of
  accounting change applicable to common stock                               $     4,491        $       939     $    18,992
                                                                             ===========        ===========     ===========
Net income (loss) applicable to common stock                                 $       894        $    (8,661)    $    16,225
                                                                             ===========        ===========     ===========
Shares and equivalents outstanding-
  Base shares after ECA exchange                                               8,388,338          8,388,338       8,388,347
  Common stock equivalents-
     Stock award grants, assuming exercised at
      the average market price                                                   763,080            775,062         702,226
  Stock award grants exercised                                                         -              1,992          10,822
  Stock options, assuming exercised at
   the average market price                                                            -             23,159               -
  IPO shares (average shares outstanding throughout the year)                  4,600,000          4,600,000       4,600,000
  Secondary offering shares (average shares outstanding
     throughout the year)                                                      1,000,000          1,000,000       1,000,000
  12/94 stock offering (average shares outstanding throughout
     the year)                                                                 1,439,657          5,175,000       5,175,000
  Shares issued to acquire Schuylkill Holdings, Inc. (average
     shares outstanding throughout the year)                                           -            348,755         593,210
  Shares issued to acquire remaining interest in CEAc subsidiary
     (average shares outstanding throughout the year)                                  -             72,116         350,000
  Additional shares issued to acquire remaining interest in CEAc
     subsidiary (average shares outstanding throughout the year)                       -                  -         366,009
  Shares issued to acquire a sales branch operation                                    -                  -          10,870
  Shares issued under Employee Stock Purchase Plan (average shares
      outstanding throughout the year)                                                 -                384           6,813
  Shares issued under Stock Award Plan (average shares
      outstanding throughout the year)                                                 -                  -             944
                                                                             -----------        -----------     -----------
Weighted average of common shares outstanding and equivalents                 16,191,075         20,384,806      26,196,812
                                                                             ===========        ===========     ===========

Primary earnings per common share before extraordinary loss
  and cumulative effect of accounting change                                 $      0.28        $      0.05     $      0.90
                                                                             ===========        ===========     ===========

Primary earnings (loss) per common share                                     $      0.06        $     (0.42)    $      0.77
                                                                             ===========        ===========     ===========

                                                                    Exhibit 11.1
                                                                   (Page 2 of 2)

                      Exide Corporation and Subsidiaries
                       Computation of Per-Share Earnings
    (After Extraordinary Loss and Cumulative Effect of Accounting Changes)
            (Amounts in thousands except share and per-share data)


                                                                        Fiscal            Fiscal              Fiscal
                                                                          Year              Year                Year
                                                                         Ended             Ended               Ended
                                                                        March 31,         March 31,           March 31,
                                                                          1995              1996                1997
                                                                       -----------       -----------         -----------
Fully dilluted earnings per common share:

Income before extraordinary loss and cumulative effect of
   accounting change applicable to common stock                        $     4,491       $       939         $    18,992

Elimination of interest expense on convertible senior
   subordinated notes, net of income tax benefit                                 -             3,404              12,015
                                                                       -----------       -----------         -----------

Adjusted income before extraordinary loss and cumulative
   effect of accounting change applicable to common stock              $     4,491       $     4,343         $    31,007
                                                                       ===========       ===========         ===========

Net income (loss) applicable to common stock                           $       894       $    (8,661)        $    16,225

Elimination of interest expense on convertible senior subordinated
   notes, net of income tax benefit                                              -             3,404         $    12,015
                                                                       -----------       -----------         -----------
Adjusted net income (loss) applicable to common stock                  $       894       $    (5,257)        $    28,240
                                                                       ===========       ===========         ===========

Shares and equivalents outstanding-
  Base shares after ECA exchange                                         8,388,338         8,388,338           8,388,347
  Common stock equivalents-
    Stock award grants, assuming exercised at
     the average market price                                              763,080           775,062             702,226
    Stock award grants exercised                                                 -             1,992              10,822
    Stock options, assuming exercised at
     the average market price                                                    -            23,159                   -

  IPO shares (average shares outstanding throughout the year)            4,600,000         4,600,000           4,600,000
  Secondary offering shares (average shares outstanding
     throughout the year)                                                1,000,000         1,000,000           1,000,000
  12/94 stock offering (average shares outstanding throughout
     the year)                                                           1,439,657         5,175,000           5,175,000
  Shares issued to acquire Schuylkill Holdings, Inc. (average
     shares outstanding throughout the year)                                     -           348,755             593,210
  Shares issued to acquire remaining interest in CEAc subsidiary
     (average shares outstanding throughout the year)                            -            72,116             350,000
  Additional shares issued to acquire remaining interest in CEAc
     subsidiary (average shares outstanding throughout the year)                 -                 -             366,009
  Shares issued to acquire a sales branch operation                              -                 -              10,870
  Shares issued under Employee Stock Purchase Plan (average shares
     outstanding throughout the year)                                            -               384               6,813
  Shares issued under Stock Award Plan (average shares
     outstanding throughout the year)                                            -                 -                 944

  Convertible shares (assumed average shares outstanding
     throughout the year)                                                        -         1,477,254           4,992,571
                                                                       -----------       -----------         -----------

Weighted average of common shares outstanding and equivalents           16,191,075        21,862,060          26,196,812
                                                                       ===========       ===========         ===========

Fully diluted earnings per common share before extraordinary loss
   and cumulative effect of accounting change                          $      0.28       $     N.A.*         $     N.A.*
                                                                       ===========       ===========         ===========

Fully diluted earnings (loss) per common share                         $      0.06       $     N.A.*         $     N.A.*
                                                                       ===========       ===========         ===========

* antidilutive